NSAR ITEM 77C


Van Kampen American Capital LIT Real Estate Securities Portfolio


(a)     A Special Meeting of Shareholders was held on October 25, 1996.


(b) The election of Trustees of Van Kampen American Capital LIT Real Estate Securities Portfolio (the "Fund") included:

        None


(c)     The following were voted on at the meeting:


        1) Approval of New Investment Advisory Agreement in the event of a change of control of the Adviser.

               For     3,248,377               Against     86,982


        4) Approval of New Investment Sub-Advisory Agreement with Hines Interest Realty Advisers Limited Partnership

               For     3,239,654               Against     95,670


        6) Approval of changes to Fundamental Investment Policies with respect to investments in other investment companies.

               For     3,177,266               Against     123,806


        7) For each AC Fund, to Ratify the Selection of Price Waterhouse LLP as Independent Public Accountants for its Current Fiscal Year.

               For     3,257,358               Against     83,986


                                 NSAR ITEM 77C


Van Kampen American Capital LIT Global Equity Portfolio


(a) Special Meetings of Shareholders were held on March 14, 1996 and October 25, 1996.


(b) The election of Trustees of Van Kampen American Capital LIT Global Equity Portfolio (the "Fund") included:

        None


(c)     The following was voted on at the March 14, 1996 meeting:


        1) Approval of a New Investment Sub-Advisory Agreement between Van Kampen American Capital Asset Management, Inc. and John Govett & Co. Limited

                For     200,010               Against     0


        The following were voted on at the October 25, 1996 meeting:


        1) Approval of New Investment Advisory Agreement in the event of a change of control of the Adviser.

               For     286,201               Against     4,789


        2) Approval of an Interim Investment Sub-Advisory Agreement with Morgan Stanley Asset Management, Inc. and the Fund.

               For     288,231               Against     2,759


        3) Approval of an Interim Investment Sub-Advisory Agreement with John Govett & Co. Limited and the Fund.

               For     285,795               Against     2,759


        6) Approval of changes to Fundamental Investment Policies with respect to investments in other investment companies.

               For     263,022               Against     2,030


        7) For each AC Fund, to Ratify the Selection of Price Waterhouse LLP as Independent Public Accountants for its Current Fiscal Year.

               For     267,726               Against     2,759


                                 NSAR ITEM 77C


Van Kampen American Capital LIT Asset Allocation Portfolio


(a)     A Special Meeting of Shareholders was held on October 25, 1996.



(b) The election of Trustees of Van Kampen American Capital LIT Asset Allocation Portfolio (the "Fund") included:

        None


(c)     The following were voted on at the meeting:


        1) Approval of New Investment Advisory Agreement in the event of a change of control of the Adviser.

               For     4,523,133               Against     52,424


        2) Approval of changes to Fundamental Investment Policies with respect to investments in other investment companies.

               For     4,429,754               Against     75,569


        4) For each AC Fund, to Ratify the Selection of Price Waterhouse LLP as Independent Public Accountants for its Current Fiscal Year.

               For     4,582,135               Against     24,434





                                 NSAR ITEM 77C


Van Kampen American Capital LIT Domestic Income Portfolio


(a)     A Special Meeting of Shareholders was held on October 25, 1996.


(b) The election of Trustees of Van Kampen American Capital LIT Domestic Income Portfolio (the "Fund") included:

        None


(c)     The following were voted on at the meeting:


        1) Approval of New Investment Advisory Agreement in the event of a change of control of the Adviser.

               For     1,635,309               Against     47,972


        2) Approval of changes to Fundamental Investment Policies with respect to investments in other investment companies.

               For     1,662,757               Against     34,793


        4) For each AC Fund, to Ratify the Selection of Price Waterhouse LLP as Independent Public Accountants for its Current Fiscal Year.

               For     1,705,809               Against     17,034






                                 NSAR ITEM 77C


Van Kampen American Capital LIT Emerging Growth Portfolio


(a)     A Special Meeting of Shareholders was held on October 25, 1996.


(b) The election of Trustees of Van Kampen American Capital LIT Emerging Growth Portfolio (the "Fund") included:

        None


(c)     The following were voted on at the meeting:



        1) Approval of New Investment Advisory Agreement in the event of a change of control of the Adviser.

               For     314,893               Against     67,982


        2) Approval of changes to Fundamental Investment Policies with respect to investments in other investment companies.

               For     316,521               Against     67,982


        4) For each AC Fund, to Ratify the Selection of Price Waterhouse LLP as Independent Public Accountants for its Current Fiscal Year.

               For     384,531               Against     5,119








                                 NSAR ITEM 77C


Van Kampen American Capital LIT Enterprise Portfolio


(a)     A Special Meeting of Shareholders was held on October 25, 1996.


(b) The election of Trustees of Van Kampen American Capital LIT Enterprise Portfolio (the "Fund") included:

        None


(c)     The following were voted on at the meeting:


        1) Approval of New Investment Advisory Agreement in the event of a change of control of the Adviser.

               For     3,558,929               Against     104,009


        2) Approval of changes to Fundamental Investment Policies with respect to investments in other investment companies.

               For     3,510,195               Against     114,146


        4) For each AC Fund, to Ratify the Selection of Price Waterhouse LLP as Independent Public Accountants for its Current Fiscal Year.

               For     3,651,838               Against     44,893



                                 NSAR ITEM 77C


Van Kampen American Capital LIT Government Portfolio


(a)     A Special Meeting of Shareholders was held on October 25, 1996.


(b) The election of Trustees of Van Kampen American Capital LIT Government Portfolio (the "Fund") included:

        None


(c)     The following were voted on at the meeting:


        1) Approval of New Investment Advisory Agreement in the event of a change of control of the Adviser.

               For     6,233,684               Against     228,865


        2) Approval of changes to Fundamental Investment Policies with respect to investments in other investment companies.

               For     6,265,504               Against     270,541


        4) For each AC Fund, to Ratify the Selection of Price Waterhouse LLP as Independent Public Accountants for its Current Fiscal Year.

               For     6,346,619               Against     201,168




                                 NSAR ITEM 77C


Van Kampen American Capital LIT Money Market Portfolio


(a)     A Special Meeting of Shareholders was held on October 25, 1996.


(b) The election of Trustees of Van Kampen American Capital LIT Money Market Portfolio (the "Fund") included:

        None


(c)     The following were voted on at the meeting:


        1) Approval of New Investment Advisory Agreement in the event of a change of control of the Adviser.

               For     13,956,531               Against     566,007


        2) Approval of changes to Fundamental Investment Policies with respect to investments in other investment companies.

               For     13,072,175               Against     715,462


        4) For each AC Fund, to Ratify the Selection of Price Waterhouse LLP as Independent Public Accountants for its Current Fiscal Year.

               For     14,446,631               Against     296,726